                                                                   Exhibit 10.31

                       CERTIFIED TRANSLATION FROM GERMAN
                       ---------------------------------


                            STOCK PURCHASE AGREEMENT
                            ------------------------



between


     Mr Jurg Heim, residing in Tramstrasse 193, 8050 Zurich, Switzerland Mr Marco Samek, residing in Zelgistr. 30, 8046 Zurich, Switzerland


          - in the following referred to as the "Sellers", individually or collectively -


and

     Cybernet Internet Services International, Inc.
     a corporation incorporated under the law of Delaware, U.S.A.
     Stefan-George-Ring 19-23, 81929 Munich

          - in the following referred to as the "Buyer" -

the following

                           STOCK PURCHASE AGREEMENT

is signed:


                              PRELIMINARY REMARK


The Sellers hold all stock in the Sunweb Internet Services Internet SIS AG (in the following referred to as "Sunweb AG") which is based in Zurich and has a registered and liberalized stock capital totalling CHF 500,000.00 (Swiss francs, five hundred thousand), which - prior to the closing - will be increased to CHF 1,100,000.00 (Swiss Francs, one million one hundred thousand), divided into 1,100 registered shares of stock at CHF 1,000.00 (in the following referred to as "Sunweb stock").

The Sellers intend to sell the Sunweb stock to the Buyer and the Buyer intends to acquire the Sunweb stock from the Sellers according to the terms and conditions of this Stock Purchase Agreement (in the following referred to as "Agreement"), with 560 shares of the Sunweb stock to be sold immediately and 540 shares of Sunweb stock to be sold for a specified period of time as put and call options by way of unilateral statements by the Sellers or the Buyer.


                                   SECTION 1
                SALE AND PURCHASE OF 560 SHARES OF SUNWEB STOCK


1.1  Sale and purchase. The Sellers hereby sell to the Buyer and the Buyer
     ------------------
     hereby buys from the Sellers a total of 560 shares of Sunweb stock, i.e.:

          Mr Jurg Heim        280 shares of Sunweb stock
          Mr Marco Samek      280 shares of Sunweg stock

1.2  Remuneration. At the closing (as stated in 2.1 below) the Sellers shall
     -------------
     receive a remuneration for the sale and transfer of the 560 shares of Sunweb stock of CHF 1,477,000 (Swiss francs, a million four hundred forty-six thousand) and 25,000 shares of common stock with a par value of US$
     0.001 of the Buyer's (in the following referred to as "Cybernet stock"). The 25,000 shares of Cybernet stock will be issued to the pooling trustee (as stated in section 2.2. b) below), i.e. 12,500 shares of Cybernet stock in favour of Jurg Heim and 12,500 shares of Cybernet stock in favour of Marco Samek.

1.3  Transfer of Stock, Payment. At the closing 560 shares of Sunweb stock will
     ---------------------------
     be transferred and surrendered from the Sellers to the Buyer. The Buyer will transfer and surrender i) 25,000 shares of Cybernet stock to the pooling trustee and ii) the Sellers will be handed a cheque for CHF 1,477,000 (Swiss francs, a million four hundred forty-six thousand).

1.4  Funding of Sunweb AG. At the closing the Buyer shall sign an agreement with
     ---------------------
     Sunweb AG for the funding of further investments, working capital and liabilities by the Buyer (in the following referred to as "funding"). The amount of funding is governed by a business plan, which Sunweb AG and the Buyer shall establish prior to the closing, and is granted as a loan bearing an interest rate of (8%) per year.

                                   SECTION 2
                     CLOSING OF 560 SHARES OF SUNWEB STOCK


2.1  Closing. To perform the transactions provided for in this Agreement
     --------
     concerning the 560 shares of Sunweb stock, on March 31, 1999, or on some other mutually agreed date, a closing (in the following referred to as "closing") shall be held in the Buyer's office rooms (in the following referred to as "closing date").

2.2  Closing Criteria for the Buyer. To perform the transactions contemplated by
     --------------------------------
     this Agreement, the Sellers shall meet the criteria below at the closing:

     a)  Transactions. The Sellers shall transfer and surrender 560 shares of
         -------------
         Sunweb stock to the Buyer. The Sellers have issued all statements required for the transfer of Sunweb stock to become effective.

     b)  Pooling Trust Agreement. The Sellers signed a pooling trust agreement
         -----------------------
         (in the following referred to as "pooling trust agreement") with Mr Michael Ebinger, lawyer and notary, (in the following referred to as pooling trustee) according to Exhibit 1to the effect that the 25,000 shares of Cybernet stock are held by the pooling trustee for the Sellers and thus may not be sold until released by the pooling trustee. The release by the pooling trustee shall be performed in the order of thirty-three percent (33%) one year after the closing date, in the order of further thirty-three percent (33%) two years after the closing date and in the order of the remaining thirty-four percent (34 %) three years after the closing date.

     c)  Consents and Approvals. All approvals or consents from third parties
         -----------------------
         required for the performance of transactions have been obtained.

     d)  Representations and Warranties. The representations and warranties of
         -------------------------------
         Sellers contained in this Agreement will be true, correct and complete as of the closing date.

     e)  No Action. No suit, action, temporary injunction or other action
         ---------
         before any court or regulatory authority will be pending or threatened which would obstruct consummation of any of the transactions contemplated by this Agreement, cause any of the transactions contemplated by this Agreement to be rescinded following consummation or adversely affect the assets or the operation of Sunweb AG or of Sunweb GmbH (as stated under 5.1 below).

     f)  Due Diligence Review. The Buyer completed the diligence review of
         --------------------
         Sunweb AG and Sunweb GmbH which had to be completed by March 31, 1999 to his satisfaction.

     g)  Business Plan. Sunweb AG and the Buyer will have established the
         -------------
         business plan ("business plan")by March 31, 1999.

     h) Employment Agreements with Jurg Heim and Marco Samek. Sunweb AG executed Employment Agreements with Mr Jurg Heim and Mr Marco Samek which run for at least three years providing for a basic salary of CHF 150,000 each and a management bonus of up to CHF 30,000 per year of 30,000 options to Cybernet stock at the price valid on the day preceding the signing of this Agreement plus another 15,000 shares of options to Cybernet stock in early 2000, if Sunweb AG realizes turnover proceeds of more than CHF 4,000,000 (four million) in the fiscal year from January 1 to December 31, 1999 i) realizing the profit defined in the business plan or ii) not exceeding the loss.

     i)  Framenet GmbH Agreements. All agreements of Framenet GmbH, the subject
         ------------------------
         of which are the services of Sunweb AG or Sunweb GmbH, have been transferred to Sunweb AG or Sunweb GmbH. Where this is not possible, new equivalent agreements were signed by Sunweb AG.

2.3  Buyer's Criteria for the Sellers. The Sellers require that, at the closing,
     ---------------------------------
     the Buyer meet the following criteria for the performance of the transactions contemplated by this Agreement:

     a)  Transactions. The Buyer shall i) transfer and hand over 25,000 shares
         -------------
         of Cybernet stock to the pooling trustee and i) a cheque for CHF 1,477,000 to the Sellers. The Buyer made all representations required for the transfer of Cybernet shares.

     b)  Consents and Approvals. All third party consents or approvals required
         ----------------------
         to perform the transactions have been received.

     c)  Warranties. The Buyer's warranties contained in this Agreement are
         -----------
         correct and complete as of the closing date.

     d)  No Action. No suit, action, temporary injunction or other action
         ----------
         before any court or regulatory authority will be pending or threatened which would obstruct consummation of any of the transactions contemplated by this Agreement, cause any of the transactions contemplated by this Agreement to be rescinded following consummation or adversely affect the assets or the business of the Buyer.

     e)  Due Diligence Review. The Sellers completed the diligence review of
         ---------------------
         Sunweb AG and Sunweb GmbH which had to be completed by March 31, 1999 to their satisfaction.

     g)  Employment Agreements with Jurg Heim and Marco Samek. Sunweb AG
         -----------------------------------------------------
         executed Employment Agreements with Mr Jurg Heim and Mr Marco Samek which run for at least three years providing for a basic salary of CHF 150,000 each and a management bonus of up to CHF 30,000 per year of 30,000 options to Cybernet stock at the price valid on the day preceding the signing of this Agreement plus another 15,000 shares of options to Cybernet stock in early 2000, if Sunweb AG realizes turnover proceeds of more than CHF 4,000,000 (four million) in the fiscal year from January 1 to December 31, 1999 i) realizing the profit defined in the business plan or ii) not exceeding the loss.

     h)  Funding. Sunweb AG and the Buyer signed an Agreement governing the
         --------
         funding.


2.4  Board of Directors of Sunweb AG. Immediately after the closing, Mr Maurus
     --------------------------------
     Duelli will resign his post as Member of the Board of Directors of Sunweb AG and will appoint Mr Andreas Eder as a Member of the Board of Directors of Sunweb AG.

                                   SECTION 3
                SALE AND PURCHASE OF 540 SHARES OF SUNWEB STOCK


3.1  Purchase and Sale. In accordance with the put option of sections 3.2 and
     ------------------
     3.3 below the Sellers hereby sell a total of 540 shares of Sunweb stock to the Buyer, i.e.

          Mr Jurg Heim          270 shares of Sunweb stock
          Mr Marco Samek        270 shares of Sunweb stock

3.2  Sellers' Put Option. The Sellers may produce the put option in accordance
     --------------------
     with section 3.1 above by a written statement to the Buyer. The written statement shall be submitted to the Sellers within one month after receipt of the financial statement of Sunweb AG (as specified under section 3.5 below) for the years 1999, 2000 or 2001 ending December 31. Prior to the receipt of the relevant financial statement of Sunbweb AG by the Sellers, the put option may not be produced.

3.3  The Buyer's Call Option. The Buyer may produce the put option according to
     ------------------------
     section 3.1 above by a written statement to the Buyer. The written statement shall be submitted to the Sellers within one month after receipt of the financial statement of Sunweb AG (as stated in section 3.5 below) by December 31, 2001. Prior to receipt of the financial statement of Sunweb AG for the year ending December 31, 2001 by the Sellers, the put option cannot be produced.

3.4  Remuneration. For the option closing (as indicated in section 4.1 below),
     -------------
     the Sellers, as remuneration for the sale and transfer of 540 shares of Sunweb stock, receive a number of Cybernet stock to be determined according to 3.5 below. The Cybernet stock is issued to the pooling trustee, i.e. fifty percent (50%) of the Cybernet stock in favour of Jurg Heim and fifty percent (50%) of Cybernet stock in favour of Marco Samek.

3.5  Stock Formula. The remuneration is based on the relevant financial
     --------------
     statement of Sunweb AG for the fiscal year ending December 31, which precedes an efficient option statement according to the preceding section
     3.2 or 3.3. The relevant financial statement shall be produced and audited in accordance with the General Accepted Accounting Principles (in the following referred to as "GAAP"). Subsidiaries of Sunweb AG shall be included according to the GAAP consolidation principles. The turnover proceeds specified in the relevant financial statement shall - dependent upon the net profit or net loss (before income taxes) - be multiplied by a factor determined in the scheme attached to exhibit 2. This basic price will then have to be multiplied by 49% to account for the whole enterprise, resulting in the equivalent of the 540 shares of Sunweb stock. This equivalent shall be divided by the price of the Cybernet stock. The closing price at the Frankfurt Stock Exchange which immediately follows receipt of a valid option statement according to sections 3.2 or 3.3 above by the Sellers or the Buyer shall be the qualifying price. The number of Cybernet stock established in this way constitutes the remuneration for the 540 shares of Sunweb stock according to section 3.4 above.

3.6  Transfer of Stock. At the option closing 540 shares of Sunweb stock shall
     ------------------
     be transferred and handed over from the Sellers to the Buyer. The Buyer shall transfer and hand over the number of shares of Cybernet stock determined according to section 3.5 above to the pooling trustee.

3.7  Securing the Option Exercise. At the closing date the Sellers, in order to
     ------------------------------
     safeguard their option exercise, shall transfer their 540 shares of Sunweb stock to Mr Michael Ebinger, lawyer and notary (in the following referred to as "escrow" agent") with the irrevocable instruction to handle exclusively the 540 shares of Sunweb stock according to the requirements of this Agreement.


                                   SECTION 4
                     CLOSING OF 540 SHARES OF SUNWEB STOCK


4.1  Option Closing. The parties shall hold a closing (in the following referred
     ---------------
     to as "closing" )in the office rooms of the Buyer's to complete the transactions provided in this Agreement concerning the 540 shares of Sunweb stock. The option closing shall take place on a day agreed jointly by the parties (in the following referred to as "option closing date"), in any case within one month after occurrence of the put option according to section 3.2. or 3.3 above.

4.2  Buyer's Criteria for the Option Closing. The Sellers shall meet the
     ----------------------------------------
     following Buyer's criteria in order to perform the transactions contemplated by this Agreement.

     a)  Transactions. The escrow agent shall transfer and hand over 540 shares
         -------------
         of Sunweb stock to the Buyer. The escrow agent shall make all the necessary statements to make the transfer of Sunweb activities successful.

     b)  Pooling Trust Agreement. The Sellers signed a pooling trust agreement
         ------------------------
         with the pooling trustee in accordance with exhibit 1, to the effect that the number of shares of Cybernet stock determined according to section 3.5 above are held on behalf of the Buyers and thus Cybernet shares of stock may not be sold until released by the pooling trustee. The release by the pooling trustee shall be based on a volume of thirty-three percent (33%) one year after the option closing date, to be followed by a volume of another thirty-three percent (33%) two years after the option closing date and the remaining volume of thirty-four percent (34%) three years after the option closing date.

     c)  Consents and Approvals. All consents and approvals by third parties
         -----------------------
         required to complete the transactions have been received.

     d)  No Action. No suit, action, temporary injunction or other action before
         ----------
         any court or regulatory authority will be pending or threatened which would obstruct consummation of any of the transactions contemplated by this Agreement, cause any of the transactions contemplated by this Agreement to be rescinded following consummation or adversely affect the assets or the operation of Sunweb AG or its subsidiaries.

4.3  Sellers' Criteria for the Option Closing. To perform the transactions
     -----------------------------------------
     provided for in this Agreement, the Buyer shall meet the Sellers' criteria below at the closing:

     a)  Transactions. The Buyer shall transfer and surrender the number of
         -------------
         Cybernet shares of stock determined according to section 3.5 to the pooling trustee. The Buyer has issued all statements required for the transfer of Cybernet shares of stock to become effective.

     b)  Consents and Approvals. All third party approvals and consents required
         -----------------------
         for the performance of transactions have been obtained.

     c)  No Action. No suit, action, temporary injunction or other action before
         ----------
         any court or regulatory authority will be pending or threatened which would obstruct consummation of any of the transactions contemplated by this Agreement, cause any of the transactions contemplated by this Agreement to be rescinded following consummation or adversely affect the assets or the operation of Sunweb AG.


                                   SECTION 5
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent and warrant to the seller:

5.1  Corporate Organization and Good Standing. The corporation was duly
     -----------------------------------------
     incorporated under the laws of Switzerland on October 7, 1998 via public charter issued by the notary lic. iur. Michael Ebinger (document No. 55/1998) and registered in the Commercial Register of the Canton of Zurich, corporation number CH-020.3.021.274 -6 on November 13, 1998. Sunweb AG has been validly existing with by-laws as of October 7, 1998 (document No. 55/1998 of the notary lic. iur. Michael Ebinger); these by-laws are complete, there are no subsidiary agreements concerning the corporate organization and standing, except for the stockholders' binding agreement of October 8, 1998. Profit distributions have not been performed and decided since the establishment of the corporation. With the exception of Sunweb GmbH ("Sunweb GmbH") - registered in the Commercial Register of the Canton of Zurich, corporation number CH-020.4.018.318-8, the shares of which amount to a par value of CHF 20,000 in total and are held by Sunweb AG - Sunweb AG has no subsidiaries.

5.2  Capital Structure. The entire authorized capital stock of Sunweb AG is CHF
     ------------------
     500,000.00 and will be increased to CHF 1,100,000.00 prior to the closing and will then be divided up into 1100 shares of par value common stock of CHF 1,000 each. Sunweb AG neither issued any other shares of stock nor any other shares nor rights to Sunweb AG nor is it under a duty to issue stock or other shares or rights to Sunweb AG. The Sunweb shares of stock are validly issued, fully paid and are not subject to any obligations calling for additional payments. The Sunweb shares of stock are not subject to any strains, subquotas, restrictions on disposal nor any other strings. The Sellers are entitled to unlimited disposal of Sunweb stock.

5.3  Interim Financial Statements. Attached as Exhibit 3 are the interim
     -----------------------------
     financial statements of Sunweb AG as of December 31, 1998 and of Sunweb GmbH of December 31, 1998 (the interim financial statements).These interim financial statements are true and complete to the personal knowledge of the Sellers and correctly reflect the financial position and the business results of Sunweb AG and Sunweb GmbH as of the respective dates and for the specified period of time to the personal knowledge of the Sellers.

     The market value of the individual assets corresponds at least to their balance sheet value. Sunweb AG and Sunweb GmbH have no other liabilities, nor any threatened ones than those shown or covered by reserves. Sunweb AG and Sunweb GmbH are the owners of the assets contained in the interim financial statements and of the assets acquired since the respective date, except for those sold after the respective date in the course of correct business transactions. Sunweb AG and Sunweb GmbH own these assets which are without limitation and free from the rights of third parties.

5.4  No Material Adverse Effect on Business. In the period leading up to the
     ---------------------------------------
     closing date no material adverse effect of the operations of Sunweb AG and Sunweb GmbH shall occur. In the period leading up to the closing date Sunweb AG and Sunweb GmbH will exclusively engage in normal business affairs.

5.5  Filings, Consents and Approvals. In order to sign this Agreement and to
     --------------------------------
     perform the transactions provided in this Agreement and to continue to manage the affairs of Sunweb AG and Sunweb GmbH, no filings, consents or approvals other than those shown in Exhibit 4 are required.

5.6  Noncontravention. Neither the signing of this Agreement nor the execution
     -----------------
     of the transaction provided in this Agreement will:

        1) Cause a material adverse effect on the operation of Sunweb AG and Sunweb GmbH, their assets or their agreements with third parties.

        2) Violate any provisions of the certificate of incorporation or the by-laws of Sunweb GmbH; or

        2) Violate any law or other provisions or any orders from courts or regulatory authorities.


5.7  Litigation. Sunweb AG and Sunweb GmbH are not party to any litigation. To
     -----------
     the Sellers' knowledge there are not any disputes threatened.

5.8  Material Agreements. All material agreements concerning Sunweb AG and
     --------------------
     Sunweb GmbH are attached in Exhibit 5 as true and complete photocopies. With the exception of the agreements attached as exhibit 5, Sunweb AG and Sunweb GmbH are not party to

        1) Agreements governing the purchase, sale, leasing or rent of material assets;

        2) Long-term debt relationships of any kind, particularly no rental or licensing agreements;

        3) Agreements with profit- or turnover-related remuneration, royalties etc. or commercial agents' or similar agreements;

        4) Employment or consulting agreements;

        5) Loan or credit arrangements and guaranties, sureties or similar obligations. Sunweb AG and Sunweb GmbH are not liable for any sureties covering third party obligations;

        6) Agreements or obligations concerning the restriction of the operation of Sunweb AG or Sunweb GmbH;

        7) Agreements or commitments outside the ordinary course of business;

        8) Agreements concerning a joint venture, the establishment of a corporation or comparable agreements; or

        9) Agreements to act on behalf of Sunweb AG.

     The agreements attached as Exhibit 5 are valid and there are no material violations concerning the agreements attached as Exhibit 5. Agreement terminations or cancellations by third parties, in particular with respect to the signing and execution of this Agreement are not to be expected.


5.9  Intellectual Property. Exhibit 6 contains a true and complete list of the
     ----------------------
     intellectual property ("intellectual property") which is owned and used by Sunweb AG and Sunweb GmbH. Exhibit 6 further contains true and complete copies of all licensing agreements connected to the intellectual property, in as far as Sunweb AG or Sunweb GmbH are the licensor or licensee. The use of intellectual property by Sunweb AG or Sunweb GmbH, in particular after signing and executing this Agreement, does not violate the rights of any third parties. With the exception of the agreements shown as Exhibit 6, Sunweb AG and Sunweb GmbH have no obligations to pay licensing fees.

5.10  Permissions by Regulatory Authorities. Sunweb AG and Sunweb GmbH have
      --------------------------------------
      received all permissions under public and private law as well as franchises and/or licences to conduct their operations as is currently being done. There are no procedures, neither against Sunweb AG nor against Sunweb GmbH, before administrative authorities or investigative procedures by authorities pending or to be expected.

5.11  Taxes. Sunweb AG and Sunweb GmbH filed all income tax returns correctly
      -----
      and as scheduled and paid all due taxes or established adequate reserves for taxes. Apart from those, Sunweb AG and Sunweb GmbH have no arrears in taxes and carry no tax risk. The payments payable to staff members for taxes or social services were correctly determined, charged and transferred.

5.12  Employees. Exhibit 7 contains true and complete copies including the names
      ----------
      and addresses of all employment and consulting agreements signed with Sunweb AG and Sunweb GmbH. Further employments, other agreements, pension plans or pension assurances, shop agreements or obligations from operations do not exist. Employees' vacation entitlements dating from the period before January 1, 1999 do not exist.

5.13  Insurance Policies. Set forth in Exhibit 8 is a true and complete list of
      -------------------
      all insurance policies of Sunweb AG and Sunweb GmbH.

5.14  Agreements with Stockholders. Except for the agreements listed in Exhibit
      -----------------------------
      9 there are no agreements or contracts between Sunweb GmbH and the Sellers or persons close to them and affiliated enterprises respectively.

                                   SECTION 6
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER


The Buyer represents and warrants to the Sellers:

6.1  Corporation. The Buyer is a corporation duly incorporated under the law of
     ------------
     the State of Delaware, validly existing and in Good Standing. Except for Cybernet Internet-Dienstleistungen AG, Germany, its subsidiaries and Vianet Telekommunikation AG, Osterreich, the Buyer has no subsidiaries.

6.2  Capitalization. The entire authorized share capital consists of 50,000,000
     ---------------
     shares of common stock with a par value of USD 0.001 and 50,000,000 shares of preferred stock. At the moment of signing this Agreement, of the shares of common stock, 119,062,138 are issued and outstanding, of the shares of preferred stock, 6,360,000. According to the Buyer's stock option plan, at the moment of signing this Agreement approximately 700,000 options are issued.

6.3  Corporate Rights. In terms of his corporate situation the Buyer is entitled
     -----------------
     and authorized to sign this Agreement and execute the transactions included in this Agreement. The Board of Directors of the Buyer has consented to the conclusion of this Agreement and to the transactions to be executed under this Agreement.

6.4  (Interim) Financial Statements. Exhibit 10 contains the audited financial
     -------------------------------
     statements of the Buyer for the years ending December 31, 1996 and 1997 (the "financial statements") and a non-audited interim financial statement for the period ending September 30, 1998 (the "interim financial statement"). The (interim) financial statements are in accordance with GAAP and present fairly the financial condition of the Buyer as of the respective dates indicated. In the period from September 30, 1998 to the closing date no material adverse effect on the Buyer's operations have occurred. In the period from September 30, 1998 to the closing date the Buyer has exclusively engaged in the normal conduct of affairs.

6.5  Noncontravention. The signing of this Agreement and the performance of the
     -----------------
     transaction provided in this Agreement will:

         1) Have no material adverse effect on the Buyer's operations, his assets or his agreements with third parties;

         2) Violate provisions of the articles or certificate of incorporation or of the by-laws of the Buyer

         Or

         3) Violate any law or any other provision or regulation of any court or governmental or regulatory authority;

6.6  Litigation. The Buyer is not party to any dispute. And the Buyer does not
     -----------
     know of any disputes threatened.

6.7  Filings, Consents and Approvals. Except for any filings required by
     --------------------------------
     applicable laws and those shown in Exhibit 11, no filings, consents or approvals are required for the Buyer's signing of this Agreement and his consummation of the transactions contemplated by this Agreement.


                                   SECTION 7
                   LEGAL CONSEQUENCES OF WARRANTY VIOLATIONS

7.1  Restitution in Kind or Compensation. Whenever warranties, representations,
     -------------------------------------
     obligations or agreements are misrepresented or violated, the party which violated or misrepresented the warranties, assurances, obligations or agreements contained in this Agreement shall place the other party - including Sunweb AG or Sunweb GmbH, if a misrepresentation or violation was committed by the Sellers -in the position the other party, if necessary Sunweb AG or Sunweb GmbH, would hold, had the warranty or representation been right or had it not been violated or had the obligations been fulfilled. At the other party's discretion this duty of restitution shall be performed by way of restitution in kind or by compensation.

7.2  Indemnification from Liabilities. Regardless of the provision of the
     ---------------------------------
     preceding section 1. The Sellers shall indemnify Sunweb AG and Sunweb GmbH in respect of claims from liabilities in connection with misrepresentations or violations of the preceding warranties or representations.

7.3  Statute of Limitations. The parties may raise any claims arising from the
     -----------------------
     preceding items 7.1 and 7.2 within one year from the closing date, furthermore claims from the performance of an external tax audit with Sunweb AG or Sunweb GmbH within six months from the receipt of the valid advice based on such an external tax audit. To meet the deadline, it will suffice, if the other party is informed in writing about the claims. After receipt of such a communication, a one-year period of limitation shall start.

7.4  Legal Claims. By the regulation of the preceding sections 7.1 to 7.3 any
     -------------
     legal claims will neither be restricted nor excluded.




                                   SECTION 8
                      SELLERS' PROHIBITION OF COMPETITION


8.1  Object and Length of Prohibition of Competition. The Sellers undertake to
     ------------------------------------------------
     refrain - for the period of three years from the closing date - from engaging in any competition in the existing area of activity, both in terms of space and subject matter, of Sunweb AG and Sunweb GmbH, with it or the Buyer, particularly from directly or indirectly participating in competitive enterprises, from entering in the services of a competitive enterprise or promoting such an enterprise directly or indirectly by advice or action. An area of activity in terms of space, as defined by this prohibition of competition are the Federal Republic of Germany, Austria and Switzerland, subject matter, as defined by this prohibition of competition are telecommunication services and solutions. Compliance with the prohibition of competition shall be deemed performed after payment of the purchase price. The capital interest in enterprises quoted on the stock exchange, as far as participation is less than one percent (1%) will not be affected by the above prohibition of competition.

8.2  Legal Consequences of Violations. In the event of any violation of the
     ---------------------------------
     above prohibition of competition the Seller who commits the violation shall pay a contractual penalty of CHF 100,000 to the Buyer. If the violation is continued by the Seller despite a written warning notice, a contractual penalty of CHF 20,000.00 shall be paid for each further fraction of a month of violation. The Buyer's rights to compensation of any further damage and to refraining from any conduct contrary to the regulation shall not be affected.

                                   SECTION 9
                                 MISCELLANEOUS

9.1  Several Buyers. Any statements made in connection with this Agreement by
     ---------------
     the Sellers vis-a-vis the Buyer can only be made by producing an effect on all Sellers. For the commitments arising from this Agreement the Sellers are liable collectively.

9.2  Effectiveness of Representations. Each party may rely on the
     ---------------------------------
     representations and warranties of the other party. This rule shall apply regardless of the audits made or omitted by one party.

9.3  Termination. This Agreement may be terminated prior to the closing under
     ------------
     the following conditions exclusively.

         1)  By mutual agreement of the parties.

         2) By the Buyer, if there has been a breach of any material representation, warranty, commitment or agreement set forth in this Agreement that is not remedied within ten business days after notice of such breach is given by the Buyer.

         3) By the Sellers, if there has been a breach of any material representation, warranty, commitment or agreement set forth in this Agreement that is not remedied within ten business days after notice of such breach is given by the seller.

         4) By the Buyer or the Sellers, if the closing is not concluded later than June 30, 1999, unless the parties fail to extend this deadline with mutual agreement. However, the party responsible for the failure to meet the deadline, is unable to terminate this Agreement.

         5) By the Buyer or Sellers, if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the transactions contemplated by this Agreement has become final and nonappealable.

9.4  Effect of Termination. In the event of the termination of this Agreement as
     ----------------------
     provided in section 9.3, this Agreement will be of no further effect. This does not apply to claims for compensation of one party against the other party according to section 7 above. Upon termination of this Agreement each party will, upon request by either party, surrender all documents, work papers and documents. This does not apply to cases where compensation claims have to be raised.

9.5  Mutual Assistance. The parties shall provide mutual assistance to the best
     ------------------
     of their abilities, also after the closing date, after the take-over of the operations of Sunweb AG and Sunweb GmbH. Furthermore, the Sellers and the Buyer are committed to give all information and participate in all transactions and legal acts as are required to execute this Agreement. The Sellers shall refrain from any action that could have an adverse effect on the right of Sunweb AG or Sunweb GmbH to conduct the corporation "Sunweb", with or without additions.

9.6  Costs and Fees. Each party shall bear its costs and fees incurred in
     ---------------
     connection with this Agreement, in particular those related to advisers.

9.7  Public Announcements. Any public announcements in connection with this
     ---------------------
     Agreement shall exclusively be given by mutual agreement of the parties.

9.8  Confidentiality. The parties are committed to observe absolute secrecy
     ----------------
     concerning the conclusion and the contents of this Agreement, unless the furnishing of such information is required by law or the provisions of this Agreement.

9.10 Written Form. Any amendments to this Agreement must be made in writing.
     ------------

9.11 Entire Agreement. This Agreement, the exhibits attached hereto and the
     -----------------
     other transaction documents contain the entire agreement between the parties with respect to the subject matter thereof. This Agreement supersedes all written and oral declarations of intent given by the parties in connection with any contract negotiations, even if such declarations deviate from the contents of this Agreement.

9.12 Severability. In the event that any provision of this Agreement would be
     -------------
     or would become fully or partially invalid or unenforceable, the remaining provisions in the Agreement will not be affected. The invalid or unenforceable provision shall be deemed to be replaced by an agreed provision that comes as close as possible to the purpose of the invalid and unenforceable provision, in particular in terms of the desired economic purpose. The same shall apply to any gap in this Agreement.

9.13  Notices. All notices or communications in connection with this Agreement
      --------
      shall be made in writing and will be deemed given if sent by post, courier, personal delivery or fax (to be followed by despatch by post, courier or personal delivery) to the following addresses.


          To the Sellers:  Sunweb Internet Services AG
                           Birchstrasse 230,
                           CH-8050 Zurich
                           Phone: 41-1-3064646
                           Fax:   41-1-3003635

          With a copy to:  lic. iur. Michael Ebinger
                           Vorstadt 32, Postbox 4209,
                           CH-6304 Zug
                           Phone: 41-41-720702
                           Fax:   41-41-7290705

          To the Buyer:    Cybernet Internet Services International, Inc.
                           Attn. Mr Andreas Eder
                           Stefan-George-Ring 19-23,
                           D-81929 Munich
                           Phone: 49-89-993150
                           Fax:   49-89-99315199

          With a copy to:  Besner Kreifels Weber
                           Attn. Dr. Hubert Besner
                           Widenmayerstr. 41
                           D-80538 Munich
                           Phone: 49-89-2199920
                           Fax:   49-89-21999233

9.14  Headings. The headings contained in this Agreement are for reference
      ---------
      purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.15  Assignment. The Agreement may not be assigned by any party without the
      -----------
      consent of the other party.

9.16  Governing Law, Jurisdiction. This Agreement shall be governed by Swiss
      ----------------------------
      law, unless the application of other law is mandatory. The place of jurisdiction for all disputes, if correctly agreed, shall be Zurich.

9.17  Signing and Faxing of Counterparts. This Agreement may also become
      -----------------------------------
      effective, by signing the Agreement's signature page and exchanging it by fax (to be followed by despatch by post, courier or personal delivery).


Zurich/Munich, this day of February 19, 1999



SELLERS:                           BUYER:


                                   Cybernet Internet Services International,
                                   Inc.


/s/ Jurg Heim                      /s/ Andreas Eder
---------------------              -----------------------
(Jurg Heim)                        (Andreas Eder)
                                   President

/s/ Marco Samek
---------------------              -----------------------
(Marco Samek)

Exhibits


     Exhibit 1           Sample of Pooling Trust Agreement

     Exhibit 2           Multiple Scheme

     Exhibit 3           Financial Statements  Sunweb AG and Sunweb GmbH

     Exhibit 4           Filings, Consents and Approvals for the Sellers

     Exhibit 5           Material Agreements of Sunweb AG and Sunweb GmbH

     Exhibit 6           Intellectual Property of Sunweb AG and Sunweb GmbH

     Exhibit 7           Employment Agreements of Sunweb AG and Sunweb GmbH

     Exhibit 8           List of Insurance Policies of Sunweb AG and Sunweb GmbH

     Exhibit 9 Agreements between Sunweb AG and Stockholders or Persons Close and/or Affiliated Enterprises

     Exhibit 10          Financial Statements of the Buyer (Prospectus)

     Exhibit 11          Filings, Consents and Approvals for the Buyer